                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K




                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                 March 23, 1999
                ------------------------------------------------
                Date of Report (Date of Earliest Event Reported)



                                EQUITY INNS, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)




        Tennessee                       01-12073                  62-1550848
----------------------------      ---------------------       ------------------
(State or Other Jurisdiction      (Commission File No.)       (I.R.S. Employer
of Incorporation)                                             Identification No.



                            7700 Wolf River Boulevard
                           Germantown, Tennessee 38138
               ---------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)




                                 (901) 754-7774
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)





                                       N/A
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)



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ITEM 5.           OTHER EVENTS.


Disclosure of Risk Factors

Equity Inns, Inc. is filing this Current Report on Form 8-K to describe material risk factors that may affect our business and financial condition.

Some  of the  information  you  will  find  in our  1934  Act  filings  and  our
prospectuses  or  any  prospectus  supplements  may  contain   "forward-looking"
statements. Also, documents subsequently filed by our company with the Securities and Exchange Commission may contain forward-looking statements. You can identify these types of statements by their use of forward-looking words such as "may," "will," "should," "could," "plans," "intends," "expects," "anticipates," "estimates," "projects," "continues" or other similar words.
These types of statements discuss future events or expectations or contain projections or estimates. When considering these forward-looking statements, you should keep in mind the following risk factors. These risk factors could cause our actual results to differ materially and adversely from those contained in or implied by any forward-looking statement.

The following risk factors are not necessarily exhaustive, particularly as to possible future events, and new risk factors may emerge periodically. Many things can happen that can cause our actual results to be very different than those described by us in our SEC filings. Any statements made by us that are not historical facts should be considered to be forward-looking statements. We make no promise to update any of our forward-looking statements, or to publicly release the results if we revise any of them.

                                  RISK FACTORS

Equity Inns must rely on its lessees for our hotels' operations.

In order for us to continue to qualify as a real estate investment trust, or "REIT," we need to lease substantially all of our hotels to third parties. Under the terms of the leases, our ability to participate in operating decisions regarding the hotels is very limited. Subsidiaries of Patriot American Hospitality, Inc., the successor by merger to Interstate Hotels Company, currently lease 80 of our hotels, and a subsidiary of Prime Hospitality Corp. currently leases 19 of our hotels. These lessees presently control the daily operations of our hotels. We must depend on lease payments from our lessees for substantially all of our revenues. Even if we believe that our hotels are being operated inefficiently or in a manner that does not result in satisfactory rent payments to us or Equity Inns Partnership, L.P., under some circumstances, we may not be able to require a lessee to change the way our hotels are operated.

Equity Inns' ability to grow depends on additional financing.

We are required to distribute at least 95% of our taxable income each year in order to continue to qualify as a REIT. As a result, we can't make acquisitions or fund development through retained earnings. Our ability to grow through acquisitions or development of hotels will be limited if we can't continue to obtain additional financing. Our growth strategy includes continuing to acquire hotel properties, as well as development of new hotel properties. As a result, we will rely primarily upon the availability of debt or equity capital to fund our acquisitions. Debt financing could include loans from third parties or the issuance of debt securities by us. Equity capital could include issuance of shares of common stock or preferred stock or units of limited partnership interest of Equity Inns Partnership, L.P.

Neither our Charter nor our bylaws limits the amount of debt that we can incur. Our Board of Directors has adopted a current policy that limits our outstanding indebtedness to 45% of our investment in hotel properties at cost. Our Board can modify this debt limitation policy without shareholder approval but currently has no plan to do so. As a result, our ability to continue to make acquisitions and grow will depend primarily on our ability to obtain additional private or public equity financing. We can't assure you that we will be able to obtain additional equity financing or that we will be able to obtain it on favorable terms.







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Equity  Inns'  debt  service  obligations  could  affect our  overall  operating results, may require us to liquidate our properties, and may jeopardize our tax status as a REIT.

Without additional equity financing, we presently have the capacity to borrow up to an additional $86 million under our Board's current debt limitation policy, assuming all borrowings are used to fund additional investments in hotels. To the extent we can't meet our debt service obligations, we risk losing some or all of our assets to foreclosure. Poor economic conditions could result in higher interest rates. Higher interest rates could increase debt service requirements on floating rate debt and could reduce the amounts available for distribution to shareholders. We may obtain one or more forms of interest rate protection--in the form of swap agreements, interest rate caps contracts, or similar agreements--to "hedge" against the possible negative effects of interest rate fluctuations. However, we can't assure you that any hedging will relieve the adverse effects of interest rate fluctuations. Adverse economic conditions could cause the terms on which we borrow to be unfavorable. In poor economic conditions, if we need capital to repay indebtedness, we could be required to liquidate one or more of our hotel investments at times which may not permit us to get a maximum return on our investments.

In February 1997, EQI Financing Partnership I, L.P., our indirect subsidiary, issued $88 million of fixed-rate, collateralized bonds in three classes. We expect to repay Class A of these bonds on November 20, 2006, Class B on February 20, 2007 and Class C on February 20, 2007. When the Class A bonds mature, we must use substantially all of our cash flow to amortize the remaining outstanding principal amount of the bonds. If the remaining principal amounts can't be refinanced, our ability to make distributions to you could be adversely affected, and our tax status as a REIT could be jeopardized. We can't assure you that refinancing will be available or will be offered to us on acceptable terms.

Equity Inns' development activities may be more costly than we have anticipated.

As part of our growth strategy, we plan to develop additional hotels on a limited basis. Development involves many substantial risks, which include the following:

o  development costs may exceed our budgeted or contracted amounts;
o delays may arise in completion of construction and prevent us from opening development hotels on schedule;
o the inability to obtain all necessary zoning, land use, building, occupancy and construction permits;
o  financing might not be available on favorable terms;
o our developed properties may not achieve our desired revenue goals after they are opened;
o competition may exist for suitable development sites from competitors that may have more financial resources than us; and
o we may incur substantial costs, if we must abandon a development project before completion.

Equity Inns' ability to make distributions may be affected by factors in the hotel industry that are beyond our control.

Operating Risks

Our hotels are subject to various operating risks found throughout the hotel industry. Many of these risks are beyond our control. These include, among other things, the following:

o competition from other hotels. Our hotels compete with other hotel properties in their geographic markets. Many of our competitors have substantially greater marketing and financial resources than we and our lessees have;
o over-building in our markets, which adversely affects occupancy and revenues at our hotels;
o  dependence on business and commercial  travelers and tourism;
o increases in energy costs and other expenses affecting travel, which may affect travel patterns and reduce the number of business and commercial travelers and tourists; and
o  adverse effects of general, regional and local economic conditions.






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These  factors  could  adversely  affect  our  lessees'  ability  to make  lease payments, which in turn could adversely affect our ability to make expected distributions to shareholders. Also, decreases in room revenues of our hotels will result in decreased lease revenues to our company under our system of leases, called Percentage Leases, which provide for annual rent equal to the greater of either (a) a fixed annual base rent or (b) percentage rent which is based on each hotel's revenues. Therefore, any decreases in revenues could also mean less cash available for distribution to our shareholders.

Competition for Acquisitions

We compete for investment opportunities with entities that have substantially greater financial resources than we do. These entities generally may be able to accept more risk than we can manage wisely. This competition may generally limit the number of suitable investment opportunities offered to us. This competition may also increase the bargaining power of property owners seeking to sell to us, making it more difficult for us to acquire new properties on attractive terms.

Seasonality of Hotel Business

The hotel industry is seasonal in nature. Generally, occupancy rates and hotel revenues are greater in the second and third quarters than in the first and fourth quarters. This seasonality can be expected to cause quarterly fluctuations in our lease revenues. Our quarterly earnings may be adversely affected by factors outside our control, including bad weather conditions and poor economic factors. As a result, we may have to enter into short-term borrowing in our first and fourth quarters in order to offset these fluctuations in revenues and to make distributions to our shareholders.

Investment Concentration in Particular Segments of Single Industry

Our entire business is hotel-related. Our current investment strategy is to acquire interests in midscale limited service, upscale all-suite and extended stay hotel properties. Therefore, a downturn in the hotel industry, in general, and the limited service and extended stay segments, in particular, will have a material adverse effect on our lease revenues and amounts available for distribution to our shareholders.

Capital Expenditures

Our hotels have an ongoing need for renovations and other capital improvements, including replacements, from time to time, of furniture, fixtures and equipment. The franchisors of our hotels may also require periodic capital improvements as a condition of keeping the franchise licenses. The costs of all of these capital improvements could adversely affect our financial condition. These renovations may give rise to the following risks:

o  possible environmental problems;
o  construction cost overruns and delays;
o a possible shortage of available cash to fund renovations and the related possibility that financing for these renovations may not be available to us on affordable terms; and
o uncertainties as to market demand or a loss of market demand after renovations have begun.

For the year ended December 31, 1998, we spent approximately $26 million for capital improvements to our hotels, including approximately $11.4 million in franchisor-required renovations. In 1999, we expect to spend approximately $19 million for capital improvements to our hotels, including approximately $5.7 million in franchisor-required renovations.

Investment risks in the real estate industry generally may adversely affect Equity Inns' ability to make distributions to our shareholders.







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General Risks of Investing in Real Estate

Our investments in hotels are subject to varying degrees of risk that generally arise from the ownership of real property. The underlying value of our real estate investments and our income and ability to make distributions to our shareholders depend upon the ability of our lessees to operate our hotels so as to maintain or increase room revenues and generate enough income in excess of operating expenses to make rent payments under the Percentage Leases. Both income from our hotels and our ability to make distributions may be adversely affected by changes beyond our control, including the following:

o  adverse  changes in  national  and local  economic  and market  conditions;
o changes in interest rates and in the availability, cost and terms of mortgage financing;
o changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance with laws and regulations, fiscal policies and ordinances;
o  the ongoing need for capital improvements, particularly in older structures;
o  changes in real property tax rates and other operating expenses;
o civil unrest, acts of God, including earthquakes, floods and other natural disasters (which may result in uninsured losses) and acts of war; and
o  the relative illiquidity of real estate investments.

Uninsured and Underinsured Losses

Each Percentage Lease specifies comprehensive insurance to be maintained on each of our hotels, including liability, fire and extended coverage. We believe this specified coverage is of the type and amount customarily obtained for or by hotel owners. However, various types of catastrophic losses, like earthquakes and floods, may not be insurable or may not be economically insurable. In the event of a substantial loss, our insurance coverage may not be able to cover the full current market value or replacement cost of our lost investment. Inflation, changes in building codes and ordinances, environmental considerations and other factors might also keep us from using insurance proceeds to replace or renovate a hotel after it has been damaged or destroyed. Under those circumstances, the insurance proceeds we receive might be inadequate to restore our economic position on the damaged or destroyed property.

Noncompliance with governmental regulations could affect Equity Inns' operating results.

Environmental Matters

Our hotel properties are subject to various federal, state and local environmental laws. Under these laws, courts and government agencies have the authority to require the owner of a contaminated property to clean up the property, even if the owner did not know of or was not responsible for the contamination. These laws also apply to persons who owned a property at the time it became contaminated. In addition to the costs of cleanup, contamination can affect the value of a property and, therefore, an owner's ability to borrow funds using the property as collateral. Under the environmental laws, courts and government agencies also have the authority to require that a person who sent waste to a waste disposal facility, like a landfill or an incinerator, pay for the clean-up of that facility if it becomes contaminated and threatens human health or the environment. Furthermore, decisions by courts have established that third parties may recover damages for injury caused by property contamination. For instance, a person exposed to asbestos while staying in a hotel may seek to recover damages if he suffers injury from the asbestos. Lastly, some of these environmental laws restrict the use of a property or place conditions on various activities. One example is laws that require a business using chemicals to manage them carefully and to notify local officials that the chemicals are being used.

Our company could be responsible for the costs discussed above, if it found itself in one or more of these situations. The costs to clean up a contaminated property, to defend against a claim, or to comply with environmental laws could be material and could affect the funds available for distribution to our shareholders. To determine whether any costs of this nature might be required, we commissioned studies - called "Phase I environmental site assessments," or "ESAs", - before we acquired our hotels. We obtained the ESAs to help us identify whether we might be responsible for cleanup costs or other costs in





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connection  with  our  hotels.  The  ESAs  on our  hotels  did  not  reveal  any environmental costs that might have a material adverse effect on our business, assets, results of operations or liquidity. However, ESAs do not always identify all potential problems and sometimes do not identify all potential environmental liabilities. Consequently, we may have material environmental liabilities of which we are unaware.

Americans with Disabilities Act and Other Changes in Governmental Rules and Regulations

Under the Americans with Disabilities Act of 1990, or the "ADA", all public accommodations must meet various federal requirements related to access and use by disabled persons. Compliance with the ADA's requirements could require removal of access barriers, and non-compliance could result in the U.S. government imposing fines or in private litigants winning damages. We believe that our hotels are substantially in compliance with these requirements. If, however, we are required to make substantial modifications to our hotels, whether to comply with the ADA or other changes in governmental rules and regulations, our ability to make distributions to our shareholders could be adversely affected.

Fluctuations in Equity Inns' property taxes can adversely affect distributions to our shareholders.

Each of our hotels is subject to real and personal property taxes. These taxes on our hotel properties may increase or decrease as tax rates change and as the properties are assessed or reassessed by taxing authorities. If property taxes increase, our ability to make distributions to our shareholders could be adversely affected.

The risks of operating Equity Inns' hotels under franchise agreements could adversely affect distributions to our shareholders.

Substantially all of our hotels operate under franchise agreements, and we are subject to the risks that are found in concentrating our hotel investments in several franchise brands. These risks include reductions in business following negative publicity related to one of our particular brands. This could adversely affect our lease revenues and the amounts available for distribution to our shareholders.

The maintenance of the franchise licenses for our hotels is subject to our franchisors' operating standards and other terms and conditions. Our franchisors periodically inspect our hotels to ensure that we and our lessees follow their standards. Failure by our company or one of our lessees to maintain these standards or other terms and conditions could result in a franchise license being canceled. As a condition of our continued holding of a franchise license, a franchisor could also possibly require us to complete capital improvements. If our management decides that those capital improvements are too expensive or otherwise unnecessary, however, our management may decide to let the franchise license lapse.

If a franchisor terminates the franchise license, we may try either to obtain a suitable replacement franchise or to operate the hotel without a franchise license. The loss of a franchise license could materially and adversely affect the operations or the underlying value of the hotel because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor. Although the Percentage Leases require our lessees to maintain the franchise licenses for each of our hotels, a lessee's loss of a franchise license for one or more hotels could materially and adversely affect our revenues. This loss of revenues could, therefore, also adversely effect our cash available for distribution to shareholders.

The ability of Equity Inns' Board of Directors to change our major policies may not be in your interest.

Our major corporate policies, including our debt, acquisition, financing, growth, operations and distribution policies, are determined by our Board of Directors. The Board of Directors may amend or revise these and other policies from time to time without the vote or consent of our shareholders.







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Provisions  of Equity Inns' Charter and Tennessee law may limit the ability of a third party to acquire control of our company.

Ownership Limitation

To preserve our tax status as a REIT, our Charter provides that no person may directly or indirectly own more than 9.9% of our common stock or any series of our preferred stock. This may prevent an acquisition of control of our company by a third party without our Board of Directors' approval, even if shareholders believe the change of control is in their interest.

Staggered Board of Directors

Under our Charter, our Board of Directors has three classes of directors. Directors for each class are elected for a three-year term. The staggered terms of our directors may affect the ability to change control of our company, even if shareholders believe a change of control is in their interest. This staggered-Board of Directors feature may also discourage offers or other bids being made for our capital stock at a premium over the market price.

Authority to Issue Preferred Stock

Our Charter authorizes the Board of Directors to issue up to 10,000,000 shares of preferred stock and to establish the preferences and rights of any shares issued. The issuance of shares of preferred stock may have the effect of delaying or preventing a change in control of our company, even if shareholders believe that a change of control is in their interest.

Tennessee Anti-Takeover Statutes

As a Tennessee corporation, we are subject to various laws found in Chapter 103 of Title 48 of the Tennessee Code. These laws place restrictions and require compliance with various procedures designed to protect the shareholders of Tennessee corporations against unfair or coercive mergers and acquisitions. These restrictions and procedural requirements may discourage takeover offers for, or changes in control of our company, even if shareholders believe that a change of control is in their interest.

Equity Inns' failure to qualify as a REIT under the federal tax laws will result in adverse tax consequences.

REIT Minimum Distribution Requirements

In order to qualify as a REIT, among other requirements, each year we must distribute to our shareholders at least 95% of our taxable income (other than any net capital gain). In addition, we will incur a 4% nondeductible excise tax if the actual amount we pay out to our shareholders in a calendar year is less than a minimum amount specified under federal income tax law. We have distributed and intend to continue to distribute our income to our shareholders so that we will satisfy the 95% test and avoid the 4% excise tax. However, because the hotel industry is seasonal, we could be required to include earnings in our taxable income for tax purposes before we actually receive the related cash. That timing difference could require us to borrow funds to meet the 95% test and avoid corporate income tax and the 4% excise tax in a taxable year.

Failure to Qualify as a REIT

We have operated and intend to continue to operate in a manner so as to qualify as a REIT for federal income tax purposes. If we fail to qualify as a REIT in any taxable year, we would pay federal income tax on our taxable income. We might need to borrow money or sell assets in order to pay the tax. Our payment of income tax would decrease the amount of our income available to be paid out to our shareholders. In addition, we no longer would be required to distribute substantially all of our taxable income to our shareholders. Unless our failure to qualify as a REIT is excused under federal income tax laws, we could not re-elect REIT status until the fifth calendar year following the year in which we fail to qualify.





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Equity  Inns'  ownership  limitation  may prevent  you from  engaging in certain transfers of our common stock.

In order to maintain our REIT qualification, no more than 50% in value of our outstanding stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the federal income tax laws to include various kinds of entities) during the last half of any taxable year. In addition, if any shareholder or group of related or affiliated shareholders of a lessee owns, actually or constructively, 10% or more of our stock, we likely would lose our REIT status. To preserve our REIT qualification, our Charter prohibits both direct and indirect ownership of more than 9.9% of the outstanding shares of our common stock or any series of our preferred stock by any person, subject to several exceptions. Generally, any shares of our capital stock owned by affiliated owners will be added together for purposes of the ownership limitation.

If anyone transfers shares in a way that would violate the ownership limitation or prevent us from continuing to qualify as a REIT under the Code, we will consider the transfer to be null and void from the outset, and the intended transferee of those shares will be deemed never to have owned the shares. Those shares instead will be transferred to a trust for the benefit of a charitable beneficiary and will be either redeemed by our company or sold to a person whose ownership of the shares will not violate our Charter. Anyone who acquires shares in violation of the ownership limitation or the other restrictions or transfer in our Charter, bears the risk that he will suffer a financial loss when the shares are redeemed or sold if the market price of our stock falls between the date of purchase and the date of redemption or sale.

The risks relating to the Year 2000 issue could materially and adversely affect amounts of cash available for distribution to Equity Inns' shareholders.

Many existing computer programs have been designed to use only two digits to identify a year in the date field, without considering the impact of the upcoming change in the century. If not corrected, many computer applications could fail or create erroneous results by or at the Year 2000. We have engaged computer and software contractors to implement a compliance program to address the challenges the Year 2000 may present to our systems and applications. This program includes an analysis of computer systems and applications operated by us, computer systems of third parties upon whose data or services we rely (including our lessees), and other types of fixed assets that contain date-sensitive technology critical to our operations.

Based on discussions with our computer and software contractors, we anticipate modifying our systems, and conversions to new software and related testing will be substantially complete by mid-1999. As part of our compliance program, we have also surveyed our customers, vendors, and our lessees, whose failure to timely convert their systems could have an impact on our operations. Although we do not believe the Year 2000 issue will materially affect our operations, we can't assure you that our Year 2000 remediation efforts will be fully in compliance, nor can we assure you that any third party, on whose data or services we rely, will be fully in compliance. If non-compliance is extensive, this could have a material effect on our business, financial condition and results of operation. In an attempt to lessen this risk, we are in the process of developing contingency plans regarding critical systems if they are not Year 2000 compliant.

Our management does not consider the incurred or estimated costs of our Year 2000 compliance program to be material. Total costs are not expected to differ from the normal recurring costs that are incurred for systems development, in part, due to the reallocation of internal resources. This assessment could differ materially if either the scope or schedule of progress with our Year 2000 compliance program is significantly altered. However, our company's or our lessees' failure to properly or timely resolve the Year 2000 issue could materially and adversely affect our business and, therefore, our amounts available for distribution to shareholders.

The market price of our equity securities may vary substantially.

The trading prices of equity securities issued by REITs have historically been affected by changes in market interest rates. An increase in market interest rates may lead prospective purchasers of our shares to demand a higher annual yield, which could reduce the market price of our equity securities. Other factors that could affect the market price of our equity securities include: (1) differences between our actual financial results or operations and those expected by investors and analysts; (2) changes in analysts' recommendations or projections; (3) changes in general econoimc or market conditions; and (4) broad market fluctuations.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    EQUITY INNS, INC.



March 23, 1999                      /s/Donald H. Dempsey
--------------                      --------------------
                                    Donald H. Dempsey
                                    Executive Vice President, Secretary
                                    Treasurer and Chief Financial Officer